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                                                                   Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-19425, 33-22045, 33-48818, 33-55095, 33-56061,
33-57501, 33-57677), in the Registration Statements on Form S-3 (Nos. 33-36707, 33-50214, 33-50216, 33-55555) and in the Registration Statement on Form S-4 (No. 33-55579) of Fleet Financial Group, Inc. of our report dated February 20, 1995 relating to the consolidated financial statements of Shawmut National Corporation, which appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated April 13, 1995.



Hartford, Connecticut
April 13, 1995